                                                                     Exhibit 4.5

                                                       Blount, Inc.
                                                       4520 Executive Park Drive
                                                       Montgomery AL 36116 1602
                                                       334 244 4340
                                                       Fax 334 271 8130

                                                       Richard H. Irving, III
                                                       Senior Vice President
                                                       and General Counsel

                                                       October 8, 1999



Securities & Exchange Commission
450 Fifth Street, NW
Washington, D.C.  20549

                                 Blount, Inc.
                                 ------------
                      Registration Statement on Form S-4
                      ----------------------------------
                       Under the Securities Act of 1933
                       --------------------------------

Ladies and Gentlemen:

I am the general counsel of Blount, Inc. (the "Company"), which is registering an exchange offer relating to $325,000,000 aggregate principal amount of the Company's 13% Senior Subordinated Notes Due 2009.

The Company currently has outstanding certain lease purchase obligations totaling approximately $163,000 and certain export advances totaling approximately $322,000. Pursuant to Item 601 (b) (4) of Regulation S-K
(Reg.' 229.601) and on behalf of the Company, I hereby agree to provide to the Commission the agreements which govern the terms of these debt obligations if so requested by the Commission.

Please contact me at the above address, telephone number or facsimile line should you have any questions or require any additional information.


                                                       Very truly yours,


                                                    /s/ Richard H. Irving, III
                                                    --------------------------
RHI/ckp